      EXHIBIT INDEX

Exhibit No.                 Description          Page
----------     --------------------------------------     --------------

10(g)     Certificate stating that a copy of the     Filed Herewith
report for the previous quarter has
     been filed with interested state
     commissions.

Financial
Statement
No.                 Description          Page
---------     -------------------------------------     --------------

1-A     New England Electric System     Filed Herewith
     Consolidated Income Statements for the
quarter and six months ended June 30, 1999

1-B     New England Electric System Consolidated     Filed Herewith
     Balance Sheet as of June 30, 1999

2-A     New England Energy, Inc. Balance     Filed Herewith
     Sheet as of June 30, 1999

3-A     Granite State Energy, Inc. Income     Filed Herewith
     Statements for the quarter and six months ended June 30, 1999

3-B     Granite State Energy, Inc. Balance     Filed Herewith
     Sheet as of June 30, 1999

4-A     New England Water Heater Co., Inc.      Filed Herewith
     Income Statements for the quarter and
six months ended June 30, 1999

4-BNew England Water Heater Co., Inc.     Filed Herewith
     Balance Sheet as of June 30, 1999

5-ATexas Liquids, L.L.C. Income     Filed Herewith
     Statements for the quarter and six
     months ended June 30, 1999

5-BTexas Liquids, L.L.C. Balance     Filed Herewith
     Sheet as of June 30, 1999

6-AAEDR Fuels, L.L.C. Income Statements     Filed Herewith
     for the quarter and six months ended
     June 30, 1999

6-B     AEDR Fuels, L.L.C. Balance Sheet as of     Filed Herewith
     June 30, 1999

7-A     AllEnergy Marketing Company, L.L.C.     Filed Herewith
     Consolidated Income Statements for the
     quarter and six months ended June 30, 1999

7-B     AllEnergy Marketing Company, L.L.C.     Filed Herewith
     Consolidated Balance Sheet as of
     June 30, 1999